October 20, 2005

Mr. Shane A. Maidy
Senior Vice President
New Motion, Inc.
42 Corporate Park
Second Floor
Irvine, CA 92606

RE: RETENTION OF THE STRICKHOLM COMPANY

Dear Shane:

Thank you for the opportunity to provide marketing and public relations services to New Motion, Inc., beginning November 1st, 2005. This letter confirms the terms and conditions of The Strickholm Company's ("TSC") representation of New Motion, Inc. ("NMI"), with offices at 42 Corporate Park, Second Floor, Irvine, CA 92606.

REPRESENTATION

As counsel, TSC will be responsible for the following activities (the "Services"), under the direction of NMI:

a)  See Exhibit "A".
b)  Assist with AVP announcement as needed.

FEES &

NMI agrees to pay TSC for the Services as follows:

a)	An initial monthly fee of $6,500.00 for start-up activities during the month of November, 2005, payable on or before November 1, 2005.

720 Mesilla Roca Santa Fe, NM 87501
PIWILF 505.988.440 I Fax 505.988.4402 Cali 503.660,9423
Email SErickholmCompanranasn.com

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b)
A monthly fee for ongoing representation of $5,000.00, payable on or before the first day of each month, beginning December 1, 2005, throughout the term of this agreement. If the monthly retainer fee is not paid as agreed, TSC may cease work immediately on all projects and retain all work product. TSC may, in its discretion, continue working as an accommodation to client, but without waiver of its right to stop work for future non-payment.

c)
NMI shall reimburse all costs and expenses ("Costs") including, but not limited to, reproduction, subscriptions, messengers, postage, overtime charges for TSC's staff, full fare travel, telephone costs, overnight shipping, and ordinary communications. Normally, TSC will not advance any individual Cost in excess of $150.00, but will seek direct payment from NMI to TSC or to the vendor.

d)
TSC will supply NMI with monthly invoices indicating un-reimbursed out-of-pocket disbursements and other charges or credits. Appropriate supporting documentation will be provided with each invoice. TSC shall not mark-up any Costs. TSC shall pro-rate all telephone charges equally to all accounts currently represented within each month.

e)
in addition to ongoing representation, the TSC will receive fees for all trips requiring air travel and/or overnight stays. The time cost of trips will be billed at a working day rate of $600.00 per day for staff, and $1000.00 per day for company principal, plus expenses, and at an 'en route' day rate of $300.00 per day for staff, and $500.00 per day for company principal, plus expenses. All travel for company principal will be business class.

f)	TSC shall seek prior authorization for projects and operating activities exceeding $250.00.

g)	NMI agrees to pay a late penalty of 10% per month on any overdue and unpaid balance not paid by the due date. A late payment grace period of 5 business days will be provided.

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OTHER TERMS AND CONDITIONS

TSC will maintain accurate records of all activities undertaken in servicing the account, and all out-of-pocket Costs incurred on behalf of NMI.

TSC will make available to NMI all materials, records, correspondence and files related to the servicing of the account, upon request, and in the format NMI requires.

TSC shall, both during and after the term of the appointment, use all reasonable efforts to preserve the confidentiality of any proprietary or confidential information or data developed by NMI, on behalf of NMI, or disclosed by NMI to TSC.

It is understood that TSC cannot undertake to verify facts supplied to TSC by NMI or factual matters included in material prepared by TSC and approved by you or your representatives. NMI agrees to defend, indemnify and hold TSC harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorney fees and costs) arising out of or relating to a) this agreement; b) information, representations, reports, data or releases furnished or approved by NMI, its agents, representatives or affiliates for use or release by TSC; and/or e) disputes between NMI and third parties related to and/or within the scope of this agreement except where attributable to TSC's sole negligence. In the event of a dispute, the total liability of TSC, its principals, agents and affiliates shall be limited to the amount of fees actually received by TSC hereunder in the prior three month peri

TSC will not represent or undertake project work with any of NMI's competitors over the course of the agreement. If it is unclear whether or not the potential client might represent a conflict of interest, TSC will obtain NMI's approval before entering into any agreements with the potential client.

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TSC's appointment under this agreement shall be effective as indicated above, and shall remain in force until terminated by either party upon not less than sixty (60) days written notice to the other. This agreement will be governed and construed in accordance with the laws of the State of California. Any action not subject to arbitration hereunder shall be venued and the parties agree to submit exclusively to the jurisdiction of the courts in the County of Los Angeles, in the State of California. This agreement supersedes all prior or contemporaneous discussions, proposals, and/or agreements and represents the sole and exclusive agreement of the parties.

BINDING ARBITRATION

If any dispute arises between TSC and NMI with respect to any billing or billings issued by TSC, such dispute shall be submitted to mandatory binding arbitration, before one arbitrator mutually agreeable to the parties. If the parties cannot agree on an arbitrator, the matter shall be submitted to arbitration under the American Arbitration Association pursuant to their Commercial Rules, and an arbitrator shall be chosen pursuant to such rules. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall have the discretion to order that the cost of arbitration, including his/her fees, other costs and reasonable attorney fees, be borne by the losing party,

* * *

If you are in agreement with the above, would you kindly sign all three copies of this agreement in the space provided for that purpose below, and return one copy to The Strickholm Company, retaining two copies for your files.

/s/ Karen Strickholm	/s/ Shane A. Maidy
Karen Strickholm	Shane A. Maidy
Owner & President	Senior Vice President
The Strickholm Company	New Motion, Inc.
October 20th, 2005	10/31/05
Date	Date

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Account Management Structure

In order to keep everything on track, and to ensure that the client's needs are being met, we recommend the following account management structure:

•	Weekly conference call at a regularly scheduled time
®	Monthly activity report, summarizing accomplishments of the previous month, and key upcoming activities
•	Annual PR review & [p]lan, to review the past year in 'big picture' perspective, and to outline the coming year's deliverables, timeline, and overall strategic approach

Client Responsibilities

▪	Press clip gathering and paste-up
▪	Assembly of media reports Tracking of competitors' activities

•	Maintaining master files of press releases and related media documents Maintaining press page on web site

EXHIBIT "A"

New Motion Incs

October 20th, 2005

Scope of Work

•	Informational interviews with key executives
▪	Creation of core message & selling points document Creation of press kit
•	Development of targeted press list:
✓  Wireless & Technology Trades (12)
✓  Licensing, Retailing & Teen Product Trades (20)
✓  Entertainment & Media Trades (10)
✓  Consumer Business Press (5)
▪	One-on-one press briefings (15-25)
•	Press kit distribution
•	Press release creation & distribution (1-3 per month)
•	Trade press promotional mailing (1)
•	Media placements:
✓  Wireless & Technology Trades (15-25 annually)
✓  Licensing, Retailing & Teen Product Trades (24-36 annually)
✓  Entertainment & Media Trades (10-20)
✓  Consumer Business Press (3-5)
•	Handle all incoming press inquiries
•	Speaking opportunities (4-6 events)
•	Trade show support — press meetings, targeted release, pitch show issues (2-3)
•	Overall general counsel on external communications, marketing and promotional issues. Est.: ongoing, and as needed

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Suggested Calendar

Activity	11-05	12-05	Q1-06	Q2-06	Q3-06	Q4-06

Informational Interviews	Xxx
Materials Review	Xxx
Core Message Points Developed	Xxx
Tag Line Developed	Xxx
Press Materials Developed	Xxx
Press List Researched/Expanded	Xxx
One-on-One Press Briefings		Xxx
New Press Kit Distribution		Xxx
Trade Press Promotional Mailing		Xxx
Ongoing Story Pitching		Xxx	Xxx	Xxx	Xxx	Xxx
Press Release Creation/Distribution		Xxx	Xxx	Xxx	Xxx	Xxx
Speaking Opportunities			Xxx	Xxx	Xxx	Xxx
Trade Show Activities		Xxx	Xxx	Xxx	Xxx	Xxx
Ongoing Counsel	Xxx	Xxx	Xxx	Xxx	Xxx	Xxx
Account Annual Review					Xxx	Xxx